Exhibit 99.1

  Cantel Medical Reports Record Financial Results for its First Quarter Fiscal Year 2018

•	Net sales of $212,766, up 13.3%, with organic sales growth of 8.6%

•	GAAP diluted EPS of $0.55, up 21.9%

•	Non-GAAP diluted EPS of $0.57, up 12.7%

•	GAAP net income of $22,929, up 22.0%

•	Non-GAAP net income of $24,041, up 12.7%
Little Falls, New Jersey- (December 7, 2017) - Cantel Medical Corp. (NYSE: CMD) today announced financial results for its first quarter ended October 31, 2017.

Jørgen B. Hansen, President and Chief Executive Officer, stated, “We are pleased to report record sales and earnings performance this quarter. Our 13.3% reported sales increase was driven by organic growth of 8.6%, the impact from acquisitions of 4.3%, and a favorable impact from foreign currency of 0.4%. We continue to outperform internationally where sales were up 39.2% overall, and our US business performed well given tough comparables with 6.9% growth."

Financial Highlights:
Endoscopy sales grew 19.8%, with strong organic growth of 10.7%, showing continued performance versus another strong prior year quarter. Recurring revenue for this segment was up 20.8%. In August, the Company closed the acquisition of BHT Group, the German leader in automated endoscope reprocessing, further expanding its global footprint.

Reported sales in Water Purification and Filtration increased 7.4%, as a strong backlog translated into increased shipments for the quarter, which drove the majority of the growth over the prior year. Margins expanded due to a decrease in warranty expense.

Healthcare Disposables reported strong year over year growth of 5.7%, all of which was organic. Favorable product mix coupled with near double-digit growth of our branded portfolio drove margin expansion in this segment.

The Company's balance sheet continues to generate significant cash flow and EBITDAS. The first quarter ended with cash of $37,220 and gross debt of $168,000, while generating adjusted EBITDAS of $44,395 in the quarter, up 10.8%.

Hansen further stated, "Based on the strong first quarter performance and our expectations for the remainder of fiscal year 2018, we reaffirm our full year guidance, as previously stated in our fourth quarter fiscal year 2017 earnings call.”

Conference Call Information:
The Company will hold a conference call to discuss the results for its first quarter ended October 31, 2017 on Thursday, December 7, 2017 at 11:00 a.m. Eastern time.

To participate in the conference call, dial 1-877-407-8033 (US & Canada) or 1-201-689-8033 (International) approximately 5 to 10 minutes before the beginning of the call. If you are unable to participate, a digital replay of the call will be available from Thursday, December 7, 2017 through midnight on January 7, 2018 by dialing 1-877-481-4010 (US & Canada) or 1-919-882-2331 (International) and using conference ID #: 22864.

An audio webcast will be available via the Cantel website at www.cantelmedical.com.  A replay of the presentation will be archived on the Cantel web site for those unable to listen live. In addition, the Company will provide a supplemental presentation to complement the conference call. The presentation can be accessed on Cantel’s website in the Investor Relations section under presentations.

(dollar amounts in thousands except share and per share data or as otherwise specified)

About Cantel Medical
Cantel Medical is a leading global company dedicated to delivering innovative infection prevention products and services for patients, caregivers, and other healthcare providers which improve outcomes, enhance safety and help save lives.  Our products include specialized medical device reprocessing systems for endoscopy and renal dialysis, advanced water purification equipment, sterilants, disinfectants and cleaners, sterility assurance monitoring products for hospitals and dental clinics, disposable infection control products primarily for dental and GI endoscopy markets, dialysate concentrates, hollow fiber membrane filtration and separation products. Additionally, we provide technical service for our products.

For further information, visit the Cantel website at www.cantelmedical.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks and uncertainties, including, without limitation, the risks detailed in Cantel’s filings and reports with the Securities and Exchange Commission. Such forward-looking statements are only predictions, and actual events or results may differ materially from those projected or anticipated.

Contacts:	Milicent Brooks	Richard E. Moyer
	Cantel Medical Corp.	Cameron Associates, Inc.
	mbrooks@cantelmedical.com	richard@cameronassoc.com
	Phone: (973) 774-7452	Phone: (212) 554-5466

CANTEL MEDICAL CORP.
Condensed Consolidated Statements of Income
(Unaudited)

	Three months ended October 31,
	2017	2016
Net sales	$212,766	$187,725

Cost of sales	112,107	98,218

Gross profit	100,659	89,507

Expenses:
Selling	31,600	27,893
General and administrative	32,096	30,003
Research and development	5,329	4,548
Total operating expenses	69,025	62,444

Income from operations	31,634	27,063

Interest expense, net	1,189	1,093
Other income	(1,138)	—

Income before income taxes	31,583	25,970

Income taxes	8,654	7,170

Net income	$22,929	$18,800

Earnings per common share - diluted	$0.55	$0.45

Dividends declared per common share	$—	$0.07

Weighted average shares - diluted	41,813,860	41,784,896

(dollar amounts in thousands except share and per share data or as otherwise specified)

CANTEL MEDICAL CORP.
Condensed Consolidated Balance Sheets
(Unaudited)

	October 31, 2017	July 31, 2017
Assets
Cash and cash equivalents	$37,220	$36,584
Accounts receivable, net	105,153	110,656
Inventories, net	105,823	98,724
Prepaid expenses and other current assets	19,484	11,407
Property and equipment, net	91,487	88,338
Intangible assets, net	138,837	124,512
Goodwill	351,818	311,445
Other assets	5,348	4,707
Total assets	$855,170	$786,373

Liabilities and stockholders’ equity
Current liabilities	$109,571	$106,779
Long-term debt	168,000	126,000
Deferred income taxes	31,375	24,714
Other long-term liabilities	3,646	4,948
Stockholders’ equity	542,578	523,932
Total liabilities and stockholders' equity	$855,170	$786,373

(dollar amounts in thousands except share and per share data or as otherwise specified)

SUPPLEMENTARY INFORMATION - RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

In evaluating our operating performance, we supplement the reporting of our financial information determined under generally accepted accounting principles in the United States (“GAAP”) with certain non-GAAP financial measures including (i) non-GAAP net income; (ii) non-GAAP earnings per diluted share ("EPS"); (iii) earnings before interest, taxes, depreciation, amortization, loss on disposal of fixed assets, and stock-based compensation expense (“EBITDAS”); (iv) adjusted EBITDAS; (v) net debt; and (vi) organic sales. These non-GAAP financial measures are indicators of the Company's performance that are not required by, or presented in accordance with, GAAP. They are presented with the intent of providing greater transparency to financial information used by us in our financial analysis and operational decision-making. We believe that these non-GAAP measures provide meaningful information to assist investors, stockholders and other readers of our consolidated financial statements in making comparisons to our historical operating results and analyzing the underlying performance of our results of operations. These non-GAAP financial measures are not intended to be, and should not be, considered separately from, or as an alternative to, the most directly comparable GAAP financial measures.

To measure earnings performance on a consistent and comparable basis, we exclude certain items that affect comparability of operating results and the trend of earnings. These adjustments are irregular in timing, may not be indicative of our past and future performance and are therefore excluded to allow investors to better understand underlying operating trends. The following are examples of the types of adjustments that are excluded: (i) amortization of purchased intangible assets; (ii) acquisition related items; (iii) business optimization and restructuring-related charges; (iv) certain significant and discrete tax matters; and (v) other significant items management deems irregular or non-operating in nature.

Amortization expense of purchased intangible assets is a non-cash expense related to intangibles that were primarily the result of business acquisitions. Our history of acquiring businesses has resulted in significant increases in amortization of intangible assets that reduced the Company’s net income. The removal of amortization from our overall operating performance helps in assessing our cash generated from operations including our return on invested capital, which we believe is an important analysis for measuring our ability to generate cash and invest in our continued growth.

Acquisition related items consist of (i) fair value adjustments to contingent consideration and other contingent liabilities resulting from acquisitions, (ii) due diligence, integration, legal fees and other transaction costs associated with our acquisition program and (iii) acquisition accounting charges for the amortization of the initial fair value adjustments of acquired inventory and deferred revenue. The adjustments of contingent consideration and other contingent liabilities are periodic adjustments to record such amounts at fair value at each balance sheet date. Given the subjective nature of the assumptions used in the determination of fair value calculations, fair value adjustments may potentially cause significant earnings volatility that are not representative of our operating results. Similarly, due diligence, integration, legal and other acquisition costs associated with our acquisition program, including acquisition accounting charges relating to recording acquired inventory and deferred revenue at fair market value, can be significant and also adversely impact our effective tax rate as certain costs are often not tax-deductible. Since these acquisition related items are irregular and often mask underlying operating performance, we excluded these amounts for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of our current operating performance and a comparison to past operating performance.

Excess tax benefits resulting from stock compensation are recorded as a reduction of income tax expense. The magnitude of the impact of excess tax benefits generated in the future, which may be favorable or unfavorable, are dependent upon our future grants of equity awards, our future share price on the date awards vest in relation to the fair value of awards on grant date and the exercise behavior of our stock option holders. Since these favorable tax benefits are largely unrelated to our results and unrepresentative of our normal effective tax rate, we excluded its impact on net income and diluted EPS to arrive at our non-GAAP financial measures.

In fiscal 2016, we announced the retirement plans of our former Chief Executive Officer and recorded the majority of the costs associated with his retirement in our consolidated financial statements. Since these costs are irregular and mask our underlying operating performance, we made an adjustment to our net income and diluted EPS for the three months ended October 31, 2016 to exclude such costs to arrive at our non-GAAP financial measures.

Three Months Ended October 31, 2017

We made adjustments to net income and diluted EPS to exclude (i) amortization expense of purchased intangible assets, (ii) acquisition related items, (iii) other business optimization and restructuring-related charges and (iv) the resolution of the contingent liability associated with the Jet Prep acquisition to arrive at our non-GAAP financial measures, non-GAAP net income and non-GAAP diluted EPS.

(dollar amounts in thousands except share and per share data or as otherwise specified)

Three Months Ended October 31, 2016

We made adjustments to net income and diluted EPS to exclude (i) amortization expense of purchased intangible assets, (ii) acquisition related items and (iii) costs associated with the retirement of our former Chief Executive Officer to arrive at our non-GAAP financial measures, non-GAAP net income and non-GAAP diluted EPS.

The reconciliations of net income and diluted EPS to non-GAAP net income and non-GAAP diluted EPS were calculated as follows:

	Three Months Ended October 31,
	2017		2016
Net income/Diluted EPS, as reported	$22,929	$0.55	$18,800	$0.45
Intangible amortization, net of tax(1)	2,869	0.07	2,748	0.07
Acquisition related items, net of tax(2)	1,081	0.03	768	0.02
CEO retirement costs, net of tax(1)	—	—	1,248	0.03
Restructuring-related charges, net of tax(3)	586	0.01	—	—
Excess tax benefit(4)	(2,286)	(0.05)	(2,241)	(0.05)
Resolution of Jet Prep contingent liability(5)	(1,138)	(0.03)	—	—
Non-GAAP net income/Non-GAAP diluted EPS	$24,041	$0.57	$21,323	$0.51
________________________________________________

(1)	Amounts were recorded in general and administrative expenses.

(2)
For the three months ended October 31, 2017, pre-tax acquisition related items of $893 were recorded in cost of sales and $915 were recorded in general and administrative expenses. For the three months ended October 31, 2016, pre-tax acquisition related items of $170 were recorded in cost of sales and $905 were recorded in general and administrative expenses.

(3)	For the three months ended October 31, 2017, pre-tax restructuring-related items of $505 were recorded in cost of sales and $443 were recorded in general and administrative expenses.

(4)	Amounts were recorded in income taxes.

(5)	Amounts were recorded in other income

Reconciliation of Net Income to EBITDAS and Adjusted EBITDAS

We believe EBITDAS is an important valuation measurement for management and investors given the increasing effect that non-cash charges, such as stock-based compensation, amortization related to acquisitions and depreciation of capital equipment have on net income. In particular, acquisitions have historically resulted in significant increases in amortization of purchased intangible assets that reduce net income. Additionally, we regard EBITDAS as a useful measure of operating performance and cash flow before the effect of interest expense and is a complement to operating income, net income and other GAAP financial performance measures.

We define adjusted EBITDAS as EBITDAS excluding the same non-GAAP adjustments to net income discussed above. We use adjusted EBITDAS when evaluating operating performance because we believe the exclusion of such adjustments, of which a significant portion are non-cash items, is necessary to provide the most accurate measure of on-going core operating results and to evaluate comparative results period over period.

(dollar amounts in thousands except share and per share data or as otherwise specified)

The reconciliations of net income to EBITDAS and adjusted EBITDAS were calculated as follows:

	Three Months Ended October 31,
	2017	2016
Net income, as reported	$22,929	$18,800
Interest expense, net	1,189	1,093
Income taxes	8,654	7,170
Depreciation	4,036	3,454
Amortization	4,048	3,909
Loss on disposal of fixed assets	69	224
Stock-based compensation expense	1,851	2,922
EBITDAS	42,776	37,572
Acquisition related items	1,809	1,075
CEO retirement costs (1)	—	1,413
Restructuring related charges	948	—
Resolution of Jet Prep contingent liability	(1,138)	—
Adjusted EBITDAS	$44,395	$40,060
________________________________________________

(1)
For comparative purposes, we have revised the amounts associated with CEO retirement costs for the three months ended October 31, 2016 to exclude stock-based compensation expense which was reported in "Stock-based compensation expense" above.

We define net debt as long-term debt less cash and cash equivalents. Each of the components of net debt appears on our consolidated balance sheets. We believe that the presentation of net debt provides useful information to investors because we review net debt as part of our management of our overall liquidity, financial flexibility, capital structure and leverage.

	October 31, 2017	July 31, 2017
Long-term debt	$168,000	$126,000
Less cash and cash equivalents	(37,220)	(36,584)
Net debt	$130,780	$89,416

Reconciliation of Net Sales Growth to Organic Sales Growth

We define organic sales as net sales less (i) the impact of foreign currency translation and (ii) net sales related to acquired businesses during the first twelve months of ownership and (iii) divestitures during the periods being compared. We believe that reporting organic sales provides useful information to investors by helping identify underlying growth trends in our business and facilitating easier comparisons of our revenue performance with prior periods. We exclude the effect of foreign currency translation from organic sales because foreign currency translation is not under management’s control, is subject to volatility and can obscure underlying business trends. We exclude the effect of acquisitions because the nature, size, and number of acquisitions can vary dramatically from period to period and can obscure underlying business trends and make comparisons of financial performance difficult.

For the three months ended October 31, 2017, the reconciliation of net sales growth to organic sales growth for total net sales and net sales of our four reportable segments were calculated as follows:

(Unaudited)	Net Sales	Endoscopy Net Sales	Water Purification and Filtration Net Sales	Healthcare Disposables Net Sales	Dialysis Net Sales
Net sales growth	13.3%	19.8%	7.4%	5.7%	9.8%
Impact due to foreign currency translation	(0.4)%	(0.6)%	(0.3)%	0.0%	0.1%
Sales related to acquisitions	(4.3)%	(8.5)%	0.0%	0.0%	0.0%
Organic sales growth	8.6%	10.7%	7.1%	5.7%	9.9%

(dollar amounts in thousands except share and per share data or as otherwise specified)